Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended May 31, 2007 of Macquarie Global Infrastructure Total Return Fund (the “Company”).

I, Jon Fitch, the Chief Executive Officer of the Company, certify that:

(i)            the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 3, 2007

By:	/s/ Jon Fitch
Jon Fitch
Chief Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended May 31, 2007 of Macquarie Global Infrastructure Total Return Fund (the “Company”).

I, Richard Butt, Chief Financial Officer of the Company, certify that:

(i)            the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 3, 2007

By:	/s/ Richard Butt
Richard Butt
Chief Financial Officer